UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 7, 2012 (January 26, 2012)

Q Lotus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52595	14-1961383
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

500 North Dearborn Street, Suite 605, Chicago, IL 60654

(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code:  (312) 379-1800

_________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K that relates to the entry into material definitive agreements is incorporated by reference into this Item 1.01.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 26, 2012, Midwest Business Credit, Inc. (“MBC Inc”), a wholly owned subsidiary of Q Lotus Holdings, Inc. (“Q Lotus”) concluded a definitive agreement for the purchase of the assets and the business of Midwest Business Credit LLC (“MBC LLC”). The closing of the transaction shall take place on or before February 15, 2012.

Pursuant to the definitive agreement, MBC Inc. will be purchasing all of the MBC LLC assets and loan portfolio for approximately $7.8 million dollars.

MBC LLC is an asset based lending company which provides secured financing to companies, which are typically deprived of working capital from traditional financial institutions.

A copy of the Asset Purchase Agreement is filed as Exhibit 10.27 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements And Exhibits.

(d)           Exhibits.

10.27 Asset Purchase Agreement, dated January 26, 2012, between MW Business Credit, LLC f/k/a Midwest Business Credit, LLC, a Nevada limited liability company, and Midwest Business Credit, Inc., a Delaware corporation, a wholly owned subsidiary of Q Lotus Holdings, Inc.

99.1      Press Release dated February 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: February 7, 2011	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer